Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Limited Voting Shares	457(c)	41,165,000(2)	$33.75(1)	$1,389,318,750(1)	$110.20 per $1,000,000	$153,103

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Class A Limited Voting Shares	415(a)(6)	9,285,952(2)(3)	—	—		—	Form F-3	333-255310	June 16, 2021	$46,389.73(4)

	Total Offering Amounts					$1,389,318,750		$153,103(5)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$153,103

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low prices of the class A limited voting shares of the Registrant (the “Brookfield Class A Shares”) on the New York Stock Exchange on August 15, 2023, of $34.30 and $33.19.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or similar transaction.

(3) Pursuant to Rule 415(a)(6), no registration fee is payable in connection with the 9,285,952 Brookfield Class A Shares that were previously registered by the Registrant under its registration statement on Form F-3 (File No. 333-255310), which was initially filed with the Securities and Exchange Commission on April 16, 2021 and became effective on June 16, 2021 (the “Prior Registration Statement”), because such shares were not issued or delivered to satisfy exchanges, redemptions or acquisitions of Exchangeable Shares, and accordingly such LP Units constitute “unsold securities” (within the meaning of Rule 415(a)(6)) as of the date hereof (collectively, the “Unsold Securities”) and as such the registration fees are being carried forward in this Registration Statement.

(4) The aggregate filing fee paid in connection with the Unsold Securities under the Prior Registration Statements was $46,389.73. Pursuant to Rule 415(a)(6), (i) the registration fee applicable to the Unsold Securities is being carried forward to this Registration Statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement. If the registrant issues or delivers any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this Registration Statement, the registrant will file a pre-effective amendment to this Registration Statement, which will reduce the number of Unsold Securities included on this Registration Statement.

(5) Reflects application of the carry forward registration fee from the Unsold Securities.

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